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Exhibit 3.25

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CYPRUS PLATEAU MINING CORPORATION", CHANGING ITS NAME FROM "CYPRUS PLATEAU MINING CORPORATION" TO "PLATEAU MINING CORPORATION", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 1999, AT 2 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
0943425 8100		AUTHENTICATION:	9840653
991267839		DATE:	06-30-99

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CYPRUS PLATEAU MINING CORPORATION

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is Cyprus Plateau Mining Corporation.

        2.     The Restated Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is:
    Plateau Mining Corporation"

        3.     The Amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to as of June 30, 1999.

CYPRUS PLATEAU MINING CORPORATION
/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SUSAN E. CHETLIN Susan E. Chetlin Assistant Secretary

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CYPRUS PLATEAU MINING CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF SEPTEMBER, A. D. 1997, AT 10 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
0943425 8100		AUTHENTICATION:	8667030
971320046		DATE:	09-24-97

RESTATED
CERTIFICATE OF INCORPORATION
OF
CYPRUS PLATEAU MINING CORPORATION

        We, the undersigned duly authorized officers of Cyprus Plateau Mining Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify as follows:

        A.    The name of the Corporation is Cyprus Plateau Mining Corporation and the name under which the Corporation was originally incorporated is Plateau Mining Company. The date of filing of its original Certificate of Incorporation with the Secretary of State was August 26, 1982.

        B.    This Restated Certificate of Incorporation was duly adopted by the Board of Directors and by the Stockholders of the Corporation on September 22, 1997 in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

        C.    This Restated Certificate of Incorporation will be effective upon its filing with the Delaware Secretary of State.

        D.    This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation, as heretofore amended, to read as follows:

        1.     The name of the corporation is

CYPRUS PLATEAU MINING CORPORATION

        2.     The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock of all classes which the Corporation has authority to issue is ten thousand one hundred (10,100) shares of which: (a) ten thousand (10,000) shares shall be common stock with $100.00 par value per share ("Common Stock"), and (b) one hundred (100) shares shall be preferred stock with $100.00 par value per share ("Preferred Stock").

        The designations, and the powers, preferences and rights and the qualifications, limitations, or restrictions of the shares of each class of stock are as follows:

PREFERRED STOCK

        The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the limitations hereof, the limitations prescribed by law, and the limitations imposed in any agreement that may now or hereafter be in place between all the stockholders of the Corporation, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for issuance of, or providing for a change in the number of, shares of any particular class or series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of Delaware, to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences, and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The holders of Preferred Stock shall not be entitled to vote on any matters submitted to the Corporation's stockholders for a vote except as provided by law. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a)   the distinctive serial designation of such series and the number of shares constituting such series, provided the aggregate number of all series of Preferred Stock shall not exceed one hundred (100);

          (b)   the specific funds of the Corporation that shall be used to pay dividends to the holders of the Preferred Stock, and the frequency of said dividends;

          (c)   the rights of the shares of such series in the event of voluntary or involuntary liquidation; and

          (d)   any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

COMMON STOCK

        Subject to all of the rights of the Preferred Stock and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:

          (a)   dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends; and

          (b)   upon the voluntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

        5.     The name and mailing address of each incorporator is as follows: V. A. Kasowski, 100 West Tenth Street, Wilmington, Delaware 19801.

        6.     The Corporation is to have perpetual existence.

        7.     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

        8.     Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

        Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

        9.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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        IN WITNESS WHEREOF, said Cyprus Plateau Mining Corporation has caused this Restated Certificate of Incorporation to be signed by Philip C. Wolf, its Senior Vice President, and attested by Sharon J. Fetherhuff, its Assistant Secretary, this 23rd day of September, 1997.

CYPRUS PLATEAU MINING CORPORATION
/s/ PHILIP C. WOLF Philip C. Wolf Senior Vice President
ATTEST:
/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff Assistant Secretary

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State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "CYPRUS PLATEAU MINING CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF SEPTEMBER, A D. 1997, AT 10:05 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
0943425 8100		AUTHENTICATION:	8667045
971320049		DATE:	09-24-97

CERTIFICATE OF DESIGNATION OF
SERIES A PREFERRED STOCK
OF
CYPRUS PLATEAU MINING CORPORATION

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

        We, the undersigned duly authorized officers of CYPRUS PLATEAU MINING CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (this "Corporation"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of this Corporation, the Board of Directors of this Corporation on September 22, 1997, to be effective as of the date of filing of the Restated Certificate of Incorporation of this Corporation, approved the creation of the following series of Preferred Stock, and adopted the following resolution creating a series of 10 shares of Preferred Stock of the par value of $100.00 per share, designated as set forth below:

  WHEREAS, all capitalized terms not otherwise defined in the following resolutions shall have the meaning given to said term in either (i) that certain Shareholders Agreement Among The Shareholders of this Corporation dated September 30, 1997 ("Shareholders Agreement"), said shareholders being Cyprus Amax Coal Company, Mitsubishi Development Pty. Ltd., and Mitsubishi International Corporation, or (ii) that certain Share Issuance Agreement dated September 30, 1997 between this Corporation, Cyprus Amax Coal Company, Mitsubishi Development Pty. Ltd., and Mitsubishi International Corporation ("Share Issuance Agreement");

  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of the class designated as the Preferred Stock of this Corporation be, and it hereby is, created, effective as of the date of filing of the Restated Certificate of Incorporation, and that the designation and amount thereof and the preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

  1.
  The shares of such series shall be designated as Series A Preferred Stock and the number of shares constituting such series shall be 10;

  2.
  Such number of shares may be decreased, at any time and from time to time, by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding;

  3.
  (a)
  Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, before any distribution payment shall be made to the holders of any other stock of this Corporation, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of this Corporation an amount with respect to each share of Series A Preferred Stock (the "Liquidation Value") equal to the sum of (i) the applicable per share purchase price paid for Series A Preferred Stock, subject to adjustment as provided herein (the "Stated Value") and (ii) all accrued but unpaid dividends thereon;

  (b)
  After the payment of the full Liquidation Value of the Series A Preferred Stock as set forth in Section 3(a) above, the remaining assets of this Corporation legally available for distribution, if any, shall be distributed to the holders of this Corporation's common stock; and

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    (c)
    If, upon any liquidation, dissolution or winding up, the assets of this Corporation shall be insufficient to make payment in full under Section 3(a) to all holders of Series A Preferred Stock, then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled;

  4.
  The holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to this Corporation's stockholders for a vote except as required by law;

  5.
  From time to time, this Corporation may receive funds from one or more of the following sources:

  A.
  The sale or other disposition of Star Point Assets (less Required Deductions) as specified in Section 4.1.2 of the Share Issuance Agreement and in Section 4.1 of the Shareholders Agreement;

  B.
  Additional payments from customers as provided in Section 7.6 of the Share Issuance Agreement; and

  C.
  Refund Claims from third parties as specified in Section 7.7 of the Share Issuance Agreement; said funds individually and collectively herein referred to as "Series A Dividend Amount;"

  6.
  When and as declared by this Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, this Corporation shall pay preferential dividends to the holders of the Series A Preferred Stock in an aggregate amount equal to any and all Series A Dividend Amounts received by the Corporation; dividends on each share of Series A Preferred Stock shall accrue on the date this Corporation receives funds constituting any Series A Dividend Amount as provided in Section 5 above in an amount equal to the amount of such funds divided by the number of shares of Series A Preferred Stock then outstanding; such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of this Corporation legally available for the payment of dividends; such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distribution or payment may be made with respect to any shares of this Corporation's common stock or any other class or series of this Corporation's preferred stock hereafter authorized and issued;

  7.
  All accrued dividends shall be payable thirty (30) days after the accrual date; if at any time this Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed ratably among the holders thereof in proportion to the full amounts to which they would otherwise be respectively entitled;

  8.
  So long as any Series A Preferred Stock remains outstanding, neither this Corporation nor any subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any other shares of capital stock of this Corporation, nor shall this Corporation directly or indirectly pay or declare any dividend or make any distribution (whether upon liquidation, dissolution, winding-up or otherwise) upon any such capital stock (including, but not limited to, any preferred stock which may be authorized and issued as specified in Section 3.7(b) of the Shareholders Agreement) if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution this Corporation has failed to pay the full amount of the dividends accrued on the Series A Preferred Stock;

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  9.
  All Series A Preferred Stock shall be subject to the provisions in Article 6 of the Shareholders Agreement and each certificate representing shares of Series A Preferred Stock shall bear an appropriate legend to such effect; and

  10.
  If this Corporation shall at any time or from time to time after the issue date of a share of Series A Preferred Stock effect a subdivision of the outstanding shares of the Series A Preferred Stock, the Stated Value for such share in effect immediately before that subdivision shall be proportionately decreased; conversely, if this Corporation shall at any time or from time to time after any such issue date combine the outstanding shares of Series A Preferred Stock into a smaller number of shares, the Stated Value for such share in effect immediately before the combination shall be proportionately increased.

        IN WITNESS WHEREOF, said Cyprus Plateau Mining Corporation has caused this Certificate of Designation to be signed by its Senior Vice President, and attested by its Assistant Secretary, this 23rd day of September, 1997.

CYPRUS PLATEAU MINING CORPORATION
/s/ PHILIP C. WOLF Philip C. Wolf Senior Vice President
ATTEST:
/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff Assistant Secretary

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Exhibit 3.25